EXHIBIT 24
POWER OF ATTORNEY
We, the undersigned constitute a majority of the directors and officers of True North Finance Corporation, do hereby name, constitute and appoint Todd A. Duckson and Mark Williams, and each of them, our agent and attorney-in-fact, with full power of substitution and resubstitution, for each of us and in our respective behalves as director and/or as officers of True North Finance Corporation, to sign and execute any and all amendments or supplements to this Registration Statement on Form S-1, relating to the registration with the Securities and Exchange Commission of up to $100,000,000 in aggregate principal amount of 5 Year Notes of True North Finance Corporation to be issued in a public offering and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, each acting alone or his substitute, may lawfully do or cause to be done by virtue hereof.
Executed this 20th day of November, 2009.

/s/ Christopher E. Clouser
Christopher E. Clouser

/s/ Todd A. Duckson
Todd A. Duckson

/s/ John O. Klinkenberg
John O. Klinkenberg

/s/ Philip A. Jones
Philip A. Jones

/s/ Timothy R. Redpath
Timothy R. Redpath